Exhibit 8.1

OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

REGARDING CERTAIN U.S. TAX MATTERS

[Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison LLP]

January 9, 2012

AbitibiBowater Inc.

111 Duke Street, Suite 5000

Montréal, Quebec

Canada H3C 2M1

Ladies and Gentlemen:

We have acted as special counsel to AbitibiBowater Inc., a Delaware corporation doing business as Resolute Forest Products (“Resolute”), in connection with the preparation and filing of the registration statement on Form S-4 (the “Registration Statement”) with the SEC under the Securities Act of 1933, as amended, on December 15, 2011, with respect to the registration of up to 3,783,921 shares of Resolute Common Stock, par value $.001 per share, in connection with the Offer by Resolute and RFP Acquisition Inc., a corporation organized under the laws of Canada, and a wholly owned subsidiary of Resolute, to purchase all outstanding common shares of Fibrek Inc., a corporation organized under the laws of Canada (“Fibrek”). This opinion is being furnished to you at your request. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, you are hereby notified that: (a) any discussion of U.S. federal tax issues in this document is not intended or written by us to be relied upon, and cannot be relied upon by you, for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.

provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Offer, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “CIRCULAR—MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of exchanging Fibrek Shares for Offer Consideration pursuant to the Offer and of the ownership and disposition of Resolute Common Stock acquired pursuant to the Offer.

We are furnishing this letter in our capacity as United States federal income tax counsel to the Resolute. This letter is not to be used, circulated or otherwise referred to for any other purpose, except as set forth below.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP